UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. [ ])

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

PAX WORLD FUNDS SERIES TRUST I
PAX WORLD FUNDS SERIES TRUST III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name
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Reference Number:

ACTION REQUESTED

RE:	Joint Special Meeting of Shareholders of Pax World Funds Series Trust I and Trust III

Dear Shareholder:

We recently provided you with Pax World proxy materials that require your attention, and have made further attempts to obtain your vote.  Your voice is important in this vote process and the scheduled shareholder meeting on June 6, 2017, is quickly approaching.

Shareholders of each Trust are being asked to elect Trustees to the Trust’s Board.  Depending on the Fund(s) that you own, you are also being asked to approve two or three additional changes to the Funds’ registration statement.  Your Board has unanimously approved each proposal and recommends that you vote “FOR” each proposal, and “FOR” each nominee, as described in the proxy statement.

If we do not obtain enough votes to conduct the meeting, we may have to adjourn and continue to request shareholder participation to reach the required quorum.  The cost of the follow-up required to obtain your vote is borne by your Fund(s).  Please exercise your right to vote on these matters.

To cast your vote and eliminate additional communications on this matter, please call the Funds’ proxy solicitor, Computershare, toll free 1-(866) 612-1829 at your earliest convenience.  Representatives are available 9:00 a.m. - 11:00 p.m.ET, Monday - Friday, and 12:00 p.m. - 6:00 p.m.ET, Saturday.  You will be asked for the reference number above to locate your voting record.

Thank you for investing with Pax World.  We appreciate your participation in this shareholder vote.

Sincerely,

Joseph F Keefe
President and CEO
Pax World Mutual Funds